                                                                     Exhibit 5.1

                         [LETTERHEAD OF TOBIN & TOBIN]


                               December 30, 1997



The Board of Directors
NovaStar Financial, Inc.
1900 West 47th Place
Suite 205
Westwood, KS 66205

          Re:  Registration Statement on Form S-11
               -----------------------------------

Ladies and Gentlemen:

          We have acted as your counsel in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), by NovaStar Financial, Inc., a Maryland corporation (the "Company"), of an aggregate of (i) 3,549,999 shares of the Company's Common Stock, par value $0.01 per share (the "Offered Common Stock"), (ii) 3,649,999 Stock Purchase Warrants (the "Warrants") and (iii) 3,649,999 shares of the Company's Common Stock, par value $0.01 per share, which may be issued upon the exercise of the Warrants (the "Underlying Common Stock") (collectively, the "Securities").

          This opinion is delivered in accordance with the requirements of Items 601(b)(5) and (23) of Regulation S-K under the Securities Act.

          In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-11 relating to the Securities, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on or about the date hereof (together with the Prospectus included therein (the "Prospectus") and all exhibits thereto, the "Registration Statement"), (ii) the Articles of Incorporation of the Company, as amended and presently in effect, (iii) the Bylaws of the Company in effect as of the date hereof, (iv) resolutions of the Board of Directors of the Company relating to the Securities and the filing and effectiveness of the Registration Statement, and (v) specimen of the certificates representing each of the Securities. We have also examined such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified,

The Board of Directors
NovaStar Financial, Inc.
December 26, 1997
Page 2


conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

          Members of our firm are admitted to the practice of law in the State of California and we do not express any opinion as to the laws of any other jurisdiction, except for those matters of Maryland law for which we have relied solely upon the legal opinion of Piper & Marbury L.L.P., Baltimore, Maryland, dated on or about the date hereof.

          Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof:

          1. The shares of Offered Common Stock have been duly authorized, are validly issued, fully paid and non-assessable.

          2. The Warrants have been duly authorized and constitute valid obligations of the Company.

          3. Upon issuance and delivery of certificates for shares of Underlying Common Stock upon the exercise of Warrants, against payment therefor in the manner contemplated by the Warrant Agreement and the Registration Statement or any applicable prospectus supplement and the applicable underwriting agreement (if any) and authorized by the Board of Directors, the shares of Underlying Common Stock represented by such certificates will be duly authorized, validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.2 to the Shelf Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission promulgated thereunder.

                                    Very truly yours,



                                    /s/ Tobin & Tobin